EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Corporate Communications: Matt Walsh (650) 312-2245
franklinresources.com

FOR IMMEDIATE RELEASE
Franklin Resources, Inc. Announces Fourth Quarter and Fiscal Year Results

San Mateo, CA, October 27, 2011 - Franklin Resources, Inc. (the "Company") [NYSE: BEN] today announced net income1 of $416.0 million or $1.88 per diluted share for the quarter ended September 30, 2011, as compared to $503.3 million or $2.26 per diluted share for the previous quarter and $372.9 million or $1.65 per diluted share for the quarter ended September 30, 2010. Net income1 for the year ended September 30, 2011 was $1,923.6 million or $8.62 per diluted share, as compared to $1,445.7 million or $6.33 per diluted share for the previous year.

	Quarter Ended		% Change Qtr. vs. Qtr.	Quarter Ended	% Change Year vs. Year	Fiscal Year Ended September 30,		% Change
	30-Sep-11	30-Jun-11		30-Sep-10		2011	2010
Financial Results
($ in millions, except per share amounts)
Operating revenues	$1,837.1	$1,853.0	(1)%	$1,528.4	20%	$7,140.0	$5,853.0	22%
Operating income	$688.4	$682.7	1%	$509.0	35%	$2,659.8	$1,958.7	36%
Operating margin	37.5%	36.8%		33.3%		37.3%	33.5%

Net income[1]	$416.0	$503.3	(17)%	$372.9	12%	$1,923.6	$1,445.7	33%
Diluted earnings per share	$1.88	$2.26	(17)%	$1.65	14%	$8.62	$6.33	36%

Assets Under Management
(in billions)
Ending	$659.9	$734.2	(10)%	$644.9	2%	$659.9	$644.9	2%
Average[2]	714.4	726.7	(2)%	604.7	18%	694.4	571.1	22%
Net new flows	3.1	21.7	(86)%	19.4	(84)%	36.4	69.9	(48)%

Non-operating income for the quarter ended September 30, 2011 included $(66.0) million of investment and other income (losses), net, as compared to $9.1 million for the prior quarter and $50.9 million for the quarter ended September 30, 2010. Non-operating income for the year ended September 30, 2011 included $37.9 million of investment and other income, net, as compared to $119.1 million for the previous year.

Total assets under management (“AUM”) were $659.9 billion at September 30, 2011, down $74.3 billion or 10% during the quarter, primarily due to $87.6 billion in market depreciation. AUM increased $15.0 billion or 2% year over year, primarily due to $36.4 billion of net new flows and $12.5 billion from acquisitions, partially offset by $30.5 billion in market depreciation.

Cash and cash equivalents and investments were $9.4 billion at September 30, 2011, as compared to $6.8 billion at September 30, 2010. Included in the current quarter total is $0.9 billion related to consolidated variable interest entities as a result of new accounting guidance adopted effective October 1, 2010. Total stockholders' equity was $9.1 billion at September 30, 2011, as compared to $7.7 billion at September 30, 2010. The Company had 217.7 million shares of common stock outstanding at September 30, 2011, as compared to 224.0 million shares outstanding at September 30, 2010. During the quarter ended September 30, 2011, the Company repurchased 3.1 million shares of its common stock for a total cost of $337.1 million.

On July 6, 2011, the Company acquired all of the outstanding shares of Balanced Equity Management Pty. Limited ("BEM") for a purchase consideration of $65.1 million in cash and common stock. BEM is a specialist Australian equity manager with $10.9 billion in AUM as of the acquisition date.

Conference Call Information

Pre-recorded audio commentary on the results from Franklin Resources, Inc.'s President and Chief Executive Officer Greg Johnson and Executive Vice President and Chief Financial Officer Ken Lewis will be available today at approximately 8:30 a.m. Eastern Time. They will also lead a live teleconference today at 4:30 p.m. Eastern Time to answer questions. Analysts and investors are encouraged to contact Investor Relations before the live call for any clarifications or questions on the contents of the earnings release.

Access to the pre-recorded audio commentary and accompanying slides are available at franklinresources.com. The pre-recorded audio commentary can also be accessed by dialing (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 30907902, any time through November 10, 2011.

Access to the live teleconference will be available at franklinresources.com or by dialing (888) 895-5271 in the U.S. and Canada or (847) 619-6547 internationally. A replay of the call can also be accessed by calling (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 30907896, after 7:00 p.m. Eastern Time today through November 10, 2011.

Questions regarding the pre-recorded audio commentary or live teleconference should be directed to Franklin Resources, Inc., Investor Relations at (650) 312-4091 or Corporate Communications at (650) 312-2245.

Lipper Performance Rankings of Franklin Templeton's U.S.-Registered Long-Term Mutual Funds3,4:

	Period Ended September 30, 2011
	Percent of Assets in Top Two Quartiles[5]
	1-Year	3-Year	5-Year	10-Year
Franklin Templeton[6]	62%	86%	76%	83%
Franklin Templeton Equity[7]	75%	89%	70%	75%
Franklin Templeton Fixed-Income[8]	48%	83%	83%	91%
Franklin Equity[9]	72%	85%	84%	85%
Templeton Equity[10]	89%	98%	22%	42%
Mutual Series Equity[11]	62%	93%	93%	92%
Franklin Templeton Taxable Fixed-Income[12]	16%	72%	74%	79%
Franklin Templeton Tax-Free Fixed-Income[13]	76%	92%	90%	100%

Performance quoted above represents past performance, which cannot predict or guarantee future results.

Investors should carefully consider a fund's investment goals, risks, charges and expenses before investing. To obtain a summary prospectus and/or prospectus, which contains this and other information, for any U.S.-registered Franklin Templeton fund, investors should talk to their financial advisors or call Franklin/Templeton Distributors, Inc. at 1-800/DIAL BEN® (1-800/342-5236). Please read a prospectus carefully before investing.

Franklin Resources, Inc. Preliminary Condensed Consolidated Statements of Income[14] Unaudited
(in thousands, except per share data and AUM)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2011	2010		2011	2010
Operating Revenues
Investment management fees	$1,169,289	$919,367	27%	$4,429,729	$3,477,974	27%
Sales and distribution fees	579,917	529,563	10%	2,365,153	2,043,710	16%
Shareholder servicing fees	75,469	69,981	8%	300,794	283,876	6%
Other, net	12,455	9,493	31%	44,363	47,439	(6)%
Total operating revenues	1,837,130	1,528,404	20%	7,140,039	5,852,999	22%
Operating Expenses
Sales, distribution and marketing	669,415	599,028	12%	2,712,814	2,282,895	19%
Compensation and benefits	309,418	275,300	12%	1,231,214	1,080,986	14%
Information systems and technology	50,028	47,629	5%	173,138	165,597	5%
Occupancy	35,335	33,699	5%	131,018	129,967	1%
General, administrative and other	84,520	63,744	33%	232,028	234,874	(1)%
Total operating expenses	1,148,716	1,019,400	13%	4,480,212	3,894,319	15%
Operating Income	688,414	509,004	35%	2,659,827	1,958,680	36%
Other Income (Expenses)
Investment and other income (losses), net	(65,976)	50,933	NM	37,879	119,137	(68)%
Consolidated sponsored investment products gains (losses), net	(50,497)	2,426	NM	(36,070)	8,497	NM
Interest expense	(11,121)	(9,992)	11%	(37,436)	(16,506)	127%
Other income (expenses), net	(127,594)	43,367	NM	(35,627)	111,128	(132)%
Income before taxes	560,820	552,371	2%	2,624,200	2,069,808	27%
Taxes on income	203,926	176,517	16%	803,424	618,312	30%
Net income	356,894	375,854	(5)%	1,820,776	1,451,496	25%
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	(57,558)	98	NM	(101,587)	698	NM
Redeemable noncontrolling interests	(1,524)	2,850	NM	(1,217)	5,109	NM
Net Income Attributable to Franklin Resources, Inc.	$415,976	$372,906	12%	$1,923,580	$1,445,689	33%

Earnings per Share[15]
Basic	$1.89	$1.66	14%	$8.66	$6.36	36%
Diluted	1.88	1.65	14%	8.62	6.33	36%
Dividends per Share	$0.25	$0.22	14%	$1.00	$3.88	(74)%

Average Shares Outstanding (in thousands)
Basic	218,989	223,864	(2)%	221,040	226,104	(2)%
Diluted	219,840	224,958	(2)%	222,084	227,353	(2)%

Operating Margin[16]	37.5%	33.3%		37.3%	33.5%

AUM[17] (in billions)
Ending	$659.9	$644.9	2%	$659.9	$644.9	2%
Average[2]	714.4	604.7	18%	694.4	571.1	22%
Net new flows	3.1	19.4	(84)%	36.4	69.9	(48)%

Franklin Resources, Inc. Preliminary Condensed Consolidated Statements of Income[14] Unaudited
(in thousands, except per share data, employees and billable shareholder accounts)	Three Months Ended		% Change	Three Months Ended
	30-Sep-11	30-Jun-11		31-Mar-11	31-Dec-10	30-Sep-10
Operating Revenues
Investment management fees	$1,169,289	$1,142,846	2%	$1,076,716	$1,040,878	$919,367
Sales and distribution fees	579,917	620,261	(7)%	587,143	577,832	529,563
Shareholder servicing fees	75,469	77,520	(3)%	75,750	72,055	69,981
Other, net	12,455	12,406	0%	9,954	9,548	9,493
Total operating revenues	1,837,130	1,853,033	(1)%	1,749,563	1,700,313	1,528,404
Operating Expenses
Sales, distribution and marketing	669,415	719,311	(7)%	676,935	647,153	599,028
Compensation and benefits	309,418	313,592	(1)%	315,810	292,394	275,300
Information systems and technology	50,028	41,266	21%	41,477	40,367	47,629
Occupancy	35,335	32,112	10%	32,703	30,868	33,699
General, administrative and other	84,520	64,055	32%	53,156	30,297	63,744
Total operating expenses	1,148,716	1,170,336	(2)%	1,120,081	1,041,079	1,019,400
Operating Income	688,414	682,697	1%	629,482	659,234	509,004
Other Income (Expenses)
Investment and other income (losses), net	(65,976)	9,108	NM	47,681	47,066	50,933
Consolidated sponsored investment products gains (losses), net	(50,497)	5,395	NM	9,770	(738)	2,426
Interest expense	(11,121)	(10,056)	11%	(8,364)	(7,895)	(9,992)
Other income (expenses), net	(127,594)	4,447	NM	49,087	38,433	43,367
Income before taxes	560,820	687,144	(18)%	678,569	697,667	552,371
Taxes on income	203,926	208,944	(2)%	183,004	207,550	176,517
Net income	356,894	478,200	(25)%	495,565	490,117	375,854
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	(57,558)	(24,575)	134%	(7,577)	(11,877)	98
Redeemable noncontrolling interests	(1,524)	(572)	166%	42	837	2,850
Net Income Attributable to Franklin Resources, Inc.	$415,976	$503,347	(17)%	$503,100	$501,157	$372,906

Earnings per Share[15]
Basic	$1.89	$2.27	(17)%	$2.26	$2.24	$1.66
Diluted	1.88	2.26	(17)%	2.25	2.23	1.65
Dividends per Share	$0.25	$0.25	0%	$0.25	$0.25	$0.22

Average Shares Outstanding (in thousands)
Basic	218,989	220,313	(1)%	221,696	223,169	223,864
Diluted	219,840	221,284	(1)%	222,696	224,253	224,958

Operating Margin[16]	37.5%	36.8%		36.0%	38.8%	33.3%

Employees	8,453	8,458	0%	8,125	7,989	7,927
Billable Shareholder Accounts (in millions)	24.8	26.3	(6)%	23.7	22.0	21.1

AUM AND FLOWS

(in billions)	Three Months Ended September 30,		% Change	Twelve Months Ended September 30,		% Change
	2011	2010		2011	2010
Beginning AUM	$734.2	$570.5	29%	$644.9	$523.4	23%
Long-term sales	52.9	48.9	8%	220.8	188.5	17%
Long-term redemptions	(49.7)	(31.7)	57%	(184.8)	(122.8)	50%
Net cash management	(0.1)	2.2	NM	0.4	4.2	(90)%
Net new flows	3.1	19.4	(84)%	36.4	69.9	(48)%
Reinvested distributions	4.0	2.6	54%	16.3	11.5	42%
Net flows	7.1	22.0	(68)%	52.7	81.4	(35)%
Distributions	(4.7)	(3.3)	42%	(19.7)	(14.2)	39%
Acquisitions	10.9	—	NM	12.5	—	NM
Appreciation (depreciation) and other	(87.6)	55.7	NM	(30.5)	54.3	NM
Ending AUM	$659.9	$644.9	2%	$659.9	$644.9	2%

AUM BY INVESTMENT OBJECTIVE

(in billions)	30-Sep-11	30-Jun-11	% Change	31-Mar-11	31-Dec-10	30-Sep-10
Equity
Global/international	$185.8	$226.2	(18)%	$225.4	$219.1	$204.2
United States	68.4	83.6	(18)%	83.5	77.0	69.5
Total equity	254.2	309.8	(18)%	308.9	296.1	273.7
Hybrid	101.3	115.1	(12)%	113.4	106.1	110.8
Fixed-Income
Tax-free	72.0	69.6	3%	67.5	71.4	77.7
Taxable
Global/international	178.8	185.4	(4)%	160.6	144.7	130.7
United States	46.9	48.1	(2)%	47.1	45.9	45.4
Total fixed-income	297.7	303.1	(2)%	275.2	262.0	253.8
Cash Management	6.7	6.2	8%	6.0	6.5	6.6
Total AUM	$659.9	$734.2	(10)%	$703.5	$670.7	$644.9
Average[2] AUM for the Three-Month Period	$714.4	$726.7	(2)%	$687.2	$655.6	$604.7

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL

	As of and for the Three Months Ended
(in billions)	30-Sep-11	% of Total	30-Jun-11	% of Total	30-Sep-10	% of Total
Long-Term Sales
United States	$25.5	48%	$27.7	48%	$23.1	47%
International	27.4	52%	29.7	52%	25.8	53%
Total long-term sales	$52.9	100%	$57.4	100%	$48.9	100%
Long-Term Redemptions
United States	$(26.4)	53%	$(19.4)	54%	$(16.3)	51%
International	(23.3)	47%	(16.5)	46%	(15.4)	49%
Total long-term redemptions	$(49.7)	100%	$(35.9)	100%	$(31.7)	100%
AUM
United States	$444.7	67%	$495.6	68%	$451.7	70%
International	215.2	33%	238.6	32%	193.2	30%
Total AUM	$659.9	100%	$734.2	100%	$644.9	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Equity			Fixed-Income
for the three months ended September 30, 2011	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at July 1, 2011	$226.2	$83.6	$115.1	$69.6	$185.4	$48.1	$6.2	$734.2
Long-term sales	11.0	4.2	4.8	2.3	27.6	3.0	—	52.9
Long-term redemptions	(15.4)	(5.9)	(5.1)	(2.7)	(16.9)	(3.7)	—	(49.7)
Net exchanges	(0.5)	(0.3)	(0.5)	0.1	0.3	0.2	0.7	—
Net cash management	—	—	—	—	—	—	(0.1)	(0.1)
Net new flows	(4.9)	(2.0)	(0.8)	(0.3)	11.0	(0.5)	0.6	3.1
Reinvested distributions	0.7	0.4	0.9	0.6	1.1	0.3	—	4.0
Net flows	(4.2)	(1.6)	0.1	0.3	12.1	(0.2)	0.6	7.1
Distributions	(0.8)	(0.5)	(1.1)	(0.8)	(1.1)	(0.4)	—	(4.7)
Acquisitions	10.9	—	—	—	—	—	—	10.9
Appreciation (depreciation) and other	(46.3)	(13.1)	(12.8)	2.9	(17.6)	(0.6)	(0.1)	(87.6)
AUM at September 30, 2011	$185.8	$68.4	$101.3	$72.0	$178.8	$46.9	$6.7	$659.9

(in billions)	Equity			Fixed-Income
for the three months ended June 30, 2011	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at April 1, 2011	$225.4	$83.5	$113.4	$67.5	$160.6	$47.1	$6.0	$703.5
Long-term sales	12.1	4.6	5.6	2.0	29.7	3.4	—	57.4
Long-term redemptions	(11.9)	(4.8)	(4.1)	(2.8)	(9.5)	(2.8)	—	(35.9)
Net exchanges	(0.2)	(0.1)	0.1	(0.1)	0.3	(0.1)	0.1	—
Net cash management	—	—	—	—	—	—	0.2	0.2
Net new flows	—	(0.3)	1.6	(0.9)	20.5	0.5	0.3	21.7
Reinvested distributions	0.2	0.1	1.4	0.6	1.1	0.4	—	3.8
Net flows	0.2	(0.2)	3.0	(0.3)	21.6	0.9	0.3	25.5
Distributions	(0.2)	(0.1)	(1.6)	(0.8)	(1.2)	(0.5)	—	(4.4)
Appreciation (depreciation) and other	0.8	0.4	0.3	3.2	4.4	0.6	(0.1)	9.6
AUM at June 30, 2011	$226.2	$83.6	$115.1	$69.6	$185.4	$48.1	$6.2	$734.2

(in billions)	Equity			Fixed-Income
for the three months ended September 30, 2010	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at July 1, 2010	$172.9	$63.2	$101.6	$73.8	$109.4	$43.3	$6.3	$570.5
Long-term sales	16.0	3.6	4.0	3.7	18.4	3.2	—	48.9
Long-term redemptions	(10.9)	(3.8)	(3.4)	(2.2)	(9.0)	(2.4)	—	(31.7)
Net exchanges	(0.2)	(0.2)	(0.1)	—	2.3	0.1	(1.9)	—
Net cash management	—	—	—	—	—	—	2.2	2.2
Net new flows	4.9	(0.4)	0.5	1.5	11.7	0.9	0.3	19.4
Reinvested distributions	0.1	0.3	0.7	0.5	0.7	0.3	—	2.6
Net flows	5.0	(0.1)	1.2	2.0	12.4	1.2	0.3	22.0
Distributions	(0.1)	(0.3)	(1.0)	(0.8)	(0.7)	(0.4)	—	(3.3)
Appreciation and other	26.4	6.7	9.0	2.7	9.6	1.3	—	55.7
AUM at September 30, 2010	$204.2	$69.5	$110.8	$77.7	$130.7	$45.4	$6.6	$644.9

Franklin Resources, Inc. is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series, Fiduciary Trust, Darby and Bissett investment teams. The San Mateo, CA-based company has more than 60 years of investment experience and over $659 billion in AUM as of September 30, 2011. For more information about our company, please visit franklinresources.com.

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.	Average AUM represents simple monthly average AUM.

3.
Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Franklin/Templeton Distributors, Inc., One Franklin Parkway, San Mateo, CA, is the funds' principal distributor and a wholly-owned subsidiary of Franklin Resources, Inc.

4.
Lipper rankings for Franklin Templeton U.S.-registered mutual funds are based on Class A shares. Franklin Templeton funds are compared against a universe of all share classes. Performance rankings for other share classes may differ. Lipper calculates averages by taking all the funds and share classes in a peer group and averaging their total returns for the periods indicated. Lipper tracks 155 peer groups of U.S. retail mutual funds, and the groups vary in size from 9 to 1,146 funds. Lipper total return calculations include reinvested dividends and capital gains, but do not include sales charges or expense subsidization by the manager. Results may have been different if these or other factors had been considered.

5.	The source for the figures in the table is Lipper® Inc.

6.
Of the eligible Franklin Templeton long-term mutual funds tracked by Lipper, 32, 48, 44 and 43 funds ranked in the top quartile and 27, 30, 21 and 17 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

7.
Of the eligible Franklin Templeton equity mutual funds tracked by Lipper, 14, 25, 21 and 15 funds ranked in the top quartile and 13, 15, 10 and 7 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

8.
Of the eligible Franklin Templeton non-money market fixed-income mutual funds tracked by Lipper, 18, 23, 23 and 28 funds ranked in the top quartile and 14, 15, 11 and 10 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

9.
Of the eligible Franklin equity mutual funds tracked by Lipper, 9, 22, 15 and 10 funds ranked in the top quartile and 7, 4, 6 and 4 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

10.
Of the eligible Templeton equity mutual funds tracked by Lipper, 3, 2, 4 and 3 funds ranked in the top quartile and 3, 7, 1 and 1 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

11.
Of the eligible Mutual Series equity mutual funds tracked by Lipper, 2, 1, 2 and 2 funds ranked in the top quartile and 3, 4, 3 and 2 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

12.
Of the eligible Franklin Templeton non-money market taxable fixed-income mutual funds tracked by Lipper, 2, 4, 3 and 4 funds ranked in the top quartile and 2, 5, 3 and 3 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

13.
Of the eligible Franklin Templeton non-money market tax-free fixed-income mutual funds tracked by Lipper, 16, 19, 20 and 24 funds ranked in the top quartile and 12, 10, 8 and 7 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

14.
Beginning with the quarter ended December 31, 2010, the Company introduced a new consolidated statement of income presentation. This presentation change did not represent a restatement of any previously published financial results. See the Company's Form 8-K filed with the U.S. Securities and Exchange Commission on January 11, 2011 for details.

15.
The computation of earnings per share pursuant to the two-class method excludes from net income attributable to Franklin Resources, Inc. the earnings allocated to participating securities, which consist of nonvested stock and stock unit awards that contain nonforfeitable rights to dividends or dividend equivalents. Earnings allocated to participating securities were $1.7 million, $2.9 million, $2.8 million, $2.1 million and $1.4 million for the three months ended September 30, 2011,

June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, respectively.

16.	Defined as operating income divided by operating revenues.

17.	AUM consists of assets for which the Company provides various investment management services as described in Item 1 “Business” in Part I of its Form 10-K for the fiscal year ended September 30, 2010.

Forward-Looking Statements

The financial results in this press release are preliminary. Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “preliminary” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin's recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations in Franklin's Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and Franklin's subsequent Quarterly Reports on Form 10-Q:

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to extensive and complex, overlapping and frequently changing rules, regulations and legal interpretations.

•
Regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our AUM, increase costs and negatively impact our profitability and future financial results.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

•	Any significant limitation or failure of our software applications, technology or other systems that are critical to our operations could constrain our operations.

•
Our investment management business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

•
Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and net income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our revenues and hinder our growth.

•
Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and other risks in connection with earnings and income generated overseas.

•	Poor investment performance of our products could affect our sales or reduce the level of AUM, potentially negatively impacting our revenues and income.

•	We could suffer losses in earnings or revenue if our reputation is harmed.

•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.

•	Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.

•
Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability.

•
Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to significant market-specific political, economic or other risks, any of which may negatively impact our revenues and income.

•
Our revenues, earnings, and income could be adversely affected if the terms of our management agreements are significantly altered or these agreements are terminated by the funds and other sponsored investment products we advise.

•
Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived creditworthiness.

•	Diverse and strong competition limits the interest rates that we can charge on consumer loans.

•	Our business could be negatively affected if we or our banking subsidiaries fail to remain well capitalized, and liquidity needs could affect our banking business.

•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

# # #